EXHIBIT 23.2


             LABONTE & CO.                        1205 - 1095 West Pender Street
----------------------------------------          Vancouver, BC  Canada
C H A R T E R E D  A C C O U N T A N T S          V6E 2M6
----------------------------------------          Telephone       (604) 682-2778
                                                  Facsimile       (604) 689-2778
                                                  Email        rjl@labonteco.com




July 18, 2002


U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washingtion, D.C. 20549


Re: Genemax Corp. (formerly eduverse.com) - Form S-8 Registration of 1,000,000 shares of common stock


Dear Sir/Madame:

We hereby consent to the incorporation by reference therein of our Auditors' Report dated January 31, 2002 to the Stockholders and Board of Directors with respect to the consolidated financial statements of the Company included in its annual report filed with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2001 on Form 10-KSB.


Sincerely,

"LaBonte & Co."

LaBonte & Co.,
Chartered Accountants

RJL/vf


c.c.  Genemax Corp.